UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Nexentis Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pinhas Sapir St. 3, Kiryat HaMada Ness Ziona 7403626, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NXTS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2026, Nexentis Technologies Inc. (the “Company”) held a special general meeting of stockholders (the “Special Meeting”) to approve, among others, an amendment to a facility agreement (the “Original Facility Agreement”) with L.I.A. Pure Capital Ltd. (the “Lender”) for financing of up to EUR 6,000,000 (the “Original Credit Facility”), EUR 2,000,000 of which may be used to finance one project in Germany, and the remaining EUR 4,000,000 for other projects subject to the Lender’s pre-approval.

In connection with the Original Facility Agreement, the Company issued to the Lender a five-year warrant (the “Warrant”) to purchase 1,850,000 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $1.00 per share, subject to customary anti-dilution adjustments.

The Company’s stockholders previously approved the issuance of the Warrant Shares in accordance with Nasdaq Listing Rule 5635(d).

Following the approval of the Company’s stockholders at the Special Meeting, on May 27, 2026, the Company and the Lender released from escrow the signatures to the amended and restated facility agreement (the “Amended and Restated Facility Agreement”), which, among other things: (i) increases the total amount available under the credit facility from EUR 6,000,000 to EUR 10,000,000; and (ii) amends certain provisions relating to the Warrants, such that the Warrant will entitle the Lender to purchase 1,850,000 shares of the Company’s Common Stock and include an anti-dilution adjustment mechanism, including adding a “price maintenance” provision to the Warrant’s anti-dilution adjustment mechanism. This provision is intended to preserve the economic value of the Warrant and provides that, upon certain future issuances of Company securities at prices below the then-current exercise price of the Warrant, adjustments may be made to reduce the Warrant exercise price; and/or increase the number of Warrant Shares issuable upon exercise.

Except as modified, the principal economic terms of the credit facility, including interest rate, repayment structure, drawdown period, and general warrant terms, remain substantially consistent with the Original Facility Agreement.

A copy of the Amended and Restated Facility Agreement filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The foregoing summary of such Amended and Restated Facility Agreement is not complete and is qualified in its entirety by reference to the full text of such Exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Facility Agreement, between L.I.A Pure Capital Ltd. and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexentis Technologies Inc.

Date: May 27, 2026	By:	/s/ Lital Barda
	Name:	Lital Barda
	Title:	Chief Financial Officer